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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 26, 2001, except for Note 12, as to which the date is June 8, 2001, relating to the consolidated financial statements and financial statement schedule, which appears in Therma-Wave, Inc.'s Annual Report on Form 10-K for the year ended April 1, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California

May 10, 2002